SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Imagine pushing a button, tapping on your tablet or smart phone, or touching a window and having the window instantly adjust to whatever tint you wanted. Now imagine a window that is not only self-powered, but can also charge your smart phone, tablet or other electronic devices while you are flying. This is not science fiction and all this is now possible in electronically dimmable aircraft windows using SPD-Smart light control film technology developed by Research Frontiers (Nasdaq: REFR) – the same technology currently used in homes, offices, museums, yachts and in thousands of Mercedes-Benz cars worldwide.

At the Aircraft Interiors Expo in Hamburg, Germany this week, SPD-Smart aircraft windows were shown by various companies, and this technology dominated the electronically dimmable window (EDW) category at the show.

Vision Systems

A 24-person panel of international judges named Vision Systems' self-powered SPD-Smart Energia window a finalist in the "Greener Cabin, Health, Safety and Environment" category for the prestigious Crystal Cabin Award. As noted in the press release for this award: “…the finalists for this year’s Crystal Cabin Awards are providing a good overview of what passengers can expect to see on board very soon. Again and again it comes down to the burning question: how can an increase in passenger comfort be combined with an increase in efficiency for flight operations?"

Vision Systems’ SPD-Smart Energia window operates without using the aircraft’s electrical system because it incorporates a transparent photovoltaic layer that is capable of producing its own energy – from the sun, or from artificial light sources. In addition to remarkable “Greener Cabin, Health, Safety & Environment” benefits, Energia facilitates the process of installing dimmable windows on new production and aftermarket aircraft – it requires no modifications to the aircraft’s existing electrical system because it is completely independent from the cabin’s wiring. In addition to easy installation, Energia is easy to maintain since it uses durable and scratch-resistant composite light-weight glass.

Energia offers other environmental, practical and aesthetic features that can be integrated into and contained within the system. In addition to providing electricity to the SPD-Smart dimmable window, Energia’s photovoltaic layer is capable of charging personal electronic devices, using an integrated USB plug. For a sleek, modern cabin interior look, LED lighting can be integrated within the window and operate without requiring cabin wiring or power.

More information about Energia and the complete Vision Systems product line of Nuance, Noctis and Energia aircraft windows based upon SPD-Smart technology that were on display at the Hamburg Air Show is available on Vision Systems' website at www.vision-systems.fr.

BAE Systems/InspecTech Aero Service

BAE Systems’ "State of the Smart" IntelliCabin system shown in Hamburg controls many aspects of the cabin environment including the SPD-Smart aircraft windows in the IntelliCabin interior mockup that provide passengers with instant and complete blackout of light coming into the cabin interior. These SPD-Smart aircraft windows were manufactured by Research Frontiers licensee InspecTech Aero Service.

Vaupell

Aerospace interiors supplier Vaupell exhibited an SPD-Smart commercial aircraft window made by its strategic partner and Research Frontiers licensee Vision Systems. This elegant window allows passengers on large commercial aircraft to simply touch the glass to instantly control and regulate the amount of heat, light and glare coming into the aircraft cabin. Flight crews enjoy the ability to centrally control these windows as well, including during key times such as takeoff, landing, and the showing of safety videos and movies, making this the easiest electronically dimmable aircraft window in the world to operate.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated April 10, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: April 10, 2014